   Fifth AMENDMENT

  to the

  COOPERATION AND SUPPORT AGREEMENT

Fifth Amendment to the Cooperation and Support Agreement

This Fifth Amendment to the Cooperation and Support Agreement (the “Fifth Amendment”) is made this _____day of _____ 2012, by and between:

Telecom Italia S.p.A., an Italian corporation, with its head office located in the City of Milan, Italy, at Piazza Affari 2, 20123, registered with the Italian Register of Companies under number 00488410010 (hereinafter referred to as “TI”),

and

Tim Celular S.A., a corporation organized under the laws of the Federative Republic of Brazil, with its head office located in the City of São Paulo, State of São Paulo, at Avenida Giovanni Gronchi, no 7143, Brazil, registered with the National Register of Legal Entities (C.N.P.J.) under number 04.206.050/0001-80, (hereinafter referred to as “Tim Celular”), intelig telecomunicações ltda a corporation organized under the laws of the Federative Republic of Brazil, with its head office located in the city of Rio de Janeiro, State of Rio de Janeiro, at Praia de Botafogo, 370 registered with the National Register of Legal Entities (C.N.P.J.) under number 02.421.421/0001-11 (hereinafter referred to as “INTELIG”), Tim Fiber SP Ltda a corporation organized under the laws of the Federative Republic of Brazil, with its head office located in the city of São Paulo, State of São Paulo, at Avenida Alfredo Egídio de Souza Aranha, n. 100, Bloco B, 1o andar, Jardim Santo Antônio, registered with the National Register of Legal Entities (C.N.P.J.) under number 02.875.211/0001-01 (hereinafter referred to as “Tim Fiber SP”), and Tim Fiber RJ S.A. a corporation organized under the laws of the Federative Republic of Brazil, with its head office located in the city of Rio de Janeiro, State of Rio de Janeiro, at Avenida Marechal Floriano, no 19, 6o andar,  Centro, registered with the National Register of Legal Entities (C.N.P.J.) under number 02.720.349/0001-23 (hereinafter referred to as “Tim Fiber RJ”);

and, as intervening party,

Tim Participações S.A., a corporation organized under the laws of the Federative Republic of Brazil, with its head office located in the City of Rio de Janeiro, State of Rio de Janeiro, at Avenida das Américas, no 3434, 7th floor, Brazil, registered with the National Register of Legal Entities – C.N.P.J. under number 02.558.115/0001-21, (“Tim Part”).

For the purposes hereof TI, TIM Celular, INTELIG, TIM Fiber SP, TIM Fiber RJ and TIM PART shall each individually be referred to as a “Party” and collectively be referred to as the “Parties”.

WHEREAS, TI, TIM CELULAR, TIM PART and TIM Nordeste S.A., as of the 30th of May 2007, executed the Cooperation and Support Agreement (the “Cooperation and Support Agreement”) for the provision of different kind of services and/or the granting of software licenses, by TI to TIM Celular and TIM Nordeste S.A., in the areas of inter alia Network, Information Technology and Marketing and Sales;

WHEREAS, on the 8th April 2008, the 22nd April 2009, the 25th of May 2010, and the 6th of May 2011, TI, TIM CELULAR, TIM Nordeste S.A. (this latter only with respect to the

First Amendment and the Second Amendment) and TIM Part, the latter as intervening party, entered into, respectively, a First Amendment, Second Amendment, Third Amendment and Fourth Amendment to the Cooperation and Support Agreement, whereby they agreed upon to extend the Term of the Agreement from its Initial Term until 2nd January 2012 and determined the Road Map applicable for the years 2008, 2009, 2010 and 2011;

WHEREAS, effective as of December 30, 2009, INTELIG became a wholly owned subsidiary of TIM PART and therefore a company indirectly controlled by TI;

WHEREAS, effective as of December 31, 2009, TIM Nordeste S.A. has been merged into its direct controlling company TIM CELULAR;

WHEREAS, on October 31, 2011, TIM Celular acquired the full Control over TIM Fiber SP and TIM Fiber RJ, which became therefore companies indirectly controlled by TI;

WHEREAS, according to the Fourth Amendment to the Cooperation and Support Agreement, the Term of the Agreement expired on the 2nd of January 2012;

WHEREAS, (i) TIM Celular is willing to continue availing of TI’s support and expertise, being provided by TI with services support and license in some core areas of the telecommunication business also beyond the above mentioned expiration date, by further extending the term of the Cooperation and Support Agreement for an additional twelve months period and (ii) INTELIG, TIM Fiber SP and TIM Fiber RJ are willing to adhere to the Cooperation and Support Agreement, as amended herein, agreeing to be bound by terms and conditions thereof in order to receive from TI services and licenses based upon TI’s successful expertise in the telecommunication sector;

WHEREAS, the further extension of the Term of the Cooperation and Support Agreement contemplated herein, as well as the adherence of INTELIG, TIM Fiber SP and TIM Fiber RJ thereto, has been duly authorised by each Party’s corporate bodies and competent officers, in compliance with the best corporate governance rules and practice to them applicable;

NOW, THEREFORE, the Parties hereto, in consideration of the foregoing premises which form an integral and substantial part of this instrument, agreed to execute this Fifth Amendment to the Cooperation and Support Agreement under the following terms and conditions.

1.	Definitions and Interpretation.

1.1	The definitions contained in the Agreement and its Annexes shall apply to this Fifth Amendment (except where any term is specifically defined herein or the context otherwise requires).

1.2
This Fifth Amendment modifies the Agreement according to the terms and conditions set forth below.  Except as expressly provided in this Fifth Amendment, no other term or condition set forth in the Cooperation and Support Agreement and its Annexes is modified, amended or altered by this Fifth Amendment, and nothing contained herein, unless expressly provided to the contrary, shall be deemed to be or constitute an amendment, modification, extension, supplement or novation of the Cooperation and Support Agreement and its Annexes.

1.3.
Each reference in the Cooperation and Support Agreement or hereunder to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Cooperation and Support Agreement, shall mean and be a reference to the Agreement as amended pursuant to this Fifth Amendment.

1.4	Each reference in the Agreement to “Company” or “Companies” shall mean a reference, individually or collectively, as the case may be, to TIM Celular, INTELIG, TIM Fiber SP and TIM Fiber RJ.

1.5	Each reference in the Agreement to “Party” or “Parties” shall mean a reference, individually or collectively, as the case may be, to TI, TIM Celular, INTELIG, TIM Fiber SP and TIM Fiber RJ.

2.	Amendment to the Agreement.

2.1
Extension of the Term of the Agreement. The Parties hereby agree to extend the Term of the Agreement, which expired on January 2, 2012, by establishing that the Agreement shall continue in full force and effect until January 2, 2013 (the “Extended Term”).

2.2
Project Price Cap for 2012. The Parties agree to amend sub-section 5.1 of the Agreement setting forth that, during the Extended Term the Projects to be agreed upon between the Parties in connection with the Agreement shall not exceed the total amount of  € 8,000,000.00 (Euro Eight million) (the “Projects’ Price Cap for the Extended Term”).

2.3
Road Map for the Extended Term. Prior to the execution of this Fifth Amendment, the Companies have been provided by TI with a new Road Map which relates to the Extended Term, aiming at allowing the identification and evaluation of the possible Projects that the Companies may elect to pursue during the Extended Term. Such new Road Map for the Extended Term, has been further implemented in consultation between TI and the Companies and, by the execution of this Fifth Amendment, it is finally agreed between the Parties in the version which is enclosed hereto as Annex I (“Road Map for the Extended Term”). The Road Map for the Extended Term will be used for the purposes set out in Section 3.1.1 of the Agreement.

2.4
For the Extended Term agreed herein, each reference in the Agreement to the terms “Project Price Cap”, “Road Map”, “Term” and “Annex VII”, shall be intended as a reference made to “Project Price Cap for the Extended Term”, “Road Map for the Extended Term”, “Extended Term” and “Annex I”, respectively, as defined in this Fifth Amendment.

2.5	Adherence to the Agreement. By executing this Fifth Amendment, INTELIG, TIM Fiber SP and TIM Fiber RJ adhere to the Agreement as Parties thereto,

irrevocably and unconditionally agreeing and undertaking to be directly bound by any and all terms and conditions of the Agreement.

2.6
The Parties acknowledge and agree that, for all that is not expressly provided in this Fifth Amendment to the contrary, the provisions contained in the Agreement shall remain in full force and effect and shall apply.

3.	Governing Law.

This Fifth Amendment shall be governed by the laws of Italy.  The provisions of Section 10 of the Agreement shall apply to this Amendment and are incorporated herein by reference, mutatis mutandis.

/s/ Marco Emilio Angelo Patuano
TELECOM ITALIA S.P.A.
By:  Marco Emilio Angelo Patuano
Title:  Managing Director and Chief Operating Officer

________________________________________
TIM CELULAR S.A.
By:
Title:

_______________________________________
INTELIG TELECOMUNICAÇÕES LTDA
By:
Title:

_______________________________________
TIM FIBER SP Ltda
By:
Title:

_______________________________________
TIM FIBER RJ S.A.
By:
Title:

And, as intervening Party:

________________________________________
TIM PARTICIPAÇÕES S.A.
By:
Title:

Annex I

ROADMAP FOR THE EXTENDED TERM

Breakdown of Cooperation and Support Agreement 2012

            AREA        Roadmap Price (K.EURO)
======================= ======================
          MARKETING                       170
======================= ======================
             SALES                         48
======================= ======================
    CUSTOMER RELATIONS                    133
======================= ======================
          CORPORATE                        36
======================= ======================
           TIM FIBER                      163
======================= ======================
            INTELIG                       199
======================= ======================
 INFORMATION TECHNOLOGY                  2.588
======================= ======================
           NETWORK                       3.536
======================= ======================
      NETWORK INTELIG                    1.127
----------------------- ----------------------
TOTAL PRICE OF PROJECTS                 8.000

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Marketing - Projects 2012 Brazil (1/2)

PROJECT		BENEFIT	TIMING	PRICE (K.EURO)
▸ Social Network	▸ Actual market situation & TI position ▸ Social Network Strategy	*To guarantee the monitoring of new model & site where customer needs arise.*	*January – December 2012*	*20*
▸ Diagnostic of E2E performances phase 2	▸ Revenue Assurance ▸ Management tools	*To maximize revenues and customer satisfaction.*	*January – December 2012*	*40*
▸ Customer Base Management in multichannel approach	▸ Marketing plan ▸ Multichannel approach	*To guarantee the caring evolution and optimization on channels*	*January – December 2012*	*40*

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Marketing - Projects 2012 Brazil (2/2)
---------------------------------------------------------- ------------------------------- ---------- --------
               PROJECT                                                 BENEFIT             TIMING       PRICE
                                                                                                      (K.EURO)
---------------------- ---- ------------------------------ ------------------------------- ---------- --------
                                                           To guarantee Sim card / Handset January --      40
                       [][]SIM card development                  development process       December
[][]SIM Card/Device    [][]Application and testing                                            2012
                       [][]Roadmap generation
                       [][]Smart Phone pack
                       [][]SIM Card Platform
---------------------- ----------------------------------- ------------------------------- ---------- --------
                                                               To reduce costs, increase   January --      30
[][]M-Payment and NFC  [][] Benchmark of Italian situation  revenues and improve service   December
                       [][] Processes and organization        level and corporate image.      2012

TOTAL K.[]

170

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Sales Consumer - Projects 2012 Brazil (1/1)
---------------------------------------------------------------------------------------------------- ---------- --------
          PROJECT                                                                 BENEFIT            TIMING       PRICE
                                                                                                                (K.EURO)
---- --------------- ------------------------------------------------ ------------------------------ ---------- --------
                     [][]Processes optimization                       To share experience of mature  January --      18
                     [][]Training                                                    market          December
[][] Trade marketing                                                                                    2012
---- --------------- ------------------------------------------------ ------------------------------ ---------- --------
                                                                       To guarantee model evolution, January --      30
                     [][]Activities and processes                      sales and post sales coverage December
[][] Retail          [][]Organization                                 according to new network model    2012
                                                                                implementation
                     [][]Support to Points of Sales
                     [][]Extension of activities at the point of sale

TOTAL

K.[]

48

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Customer Relations - Projects 2012 Brazil (1/2)

PROJECT		BENEFIT	TIMING	PRICE (K.EURO)
▸ Multichannel	▸ Efficiency in CC human and not human ▸ Channels activities specialization and distribution (caring and sales)	*Not Human channel development thanks to an analysis of activities, priority, benchmark*	*January – December 2012*	*48*
▸ Customer Care Sales	▸ Activities ▸ Logistic ▸ Processes	*To increase sales thanks to activities review, tools availability*	*January – December 2012*	*48*
▸ Social Network	▸ CC management model	*To share Social Network experience and evolution*	*January – December 2012*	*19*

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Customer Relations

- Projects 2012 Brazil (2/2)

               PROJECT                                                    BENEFIT TIMING       PRICE
                                                                                             (K.EURO)
---------------------------- -------------------------------------------- ------- ---------- --------
                             [][]Claims management                                January --      18
[][]Official Organization, and [][]Relationship with government institution         December
   Customer Association                                                              2012

TOTAL K.[]

133

Corporate - Projects 2012 Brazil (1/1)

               PROJECT                                             BENEFIT       TIMING       PRICE
                                                                                            (K.EURO)
-------------------------- ----------------------------------- ----------------- ---------- --------
                                                               Knowledge process January --      18
[][] Compras Comerciais e  [][]Purchasing process optimization                   December
Log[]stica                 [][]Best practice exchange                               2012
-------------------------- ----------------------------------- ----------------- ---------- --------
                                                                    Knowledge    January --      18
[][] Accounting regulatory [][]Management expertise                              December
system                     [][]Support system                                       2012

TOTAL K.[] 36

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TIM Fiber - Projects 2012 Brazil (1/2)

PROJECT		BENEFIT	TIMING	PRICE (k.EURO)
‣ Devices & Product evaluation	Process analysis and support for product evaluation. ADSL CPE requirement definition complaint with the performance and functionality requirements, alignment with the purchasing process in line with the strategic plan	*To support the selection of the suitable device for the service. To optimize the investments.*	*January – December 2012*	*29*
‣ ADSL Service Delivery & Assurance Processes review	Delivery & Assurance Processes review. Methods and know-how sharing for managing Delivery and Assurance processes	*To improve the processes in terms of times and costs reduction.*	*January – December 2012*	*29*
‣ Customer Caring Management	Tools and processes requirement and evaluation to support caring. Processes sharing needed to manage the Caring processes (pre and post sales)	*To improve the customer information using a unique system.*	*January – December 2012*	*29*
‣ Support sales processes and sales management	Sales Support Tools and Trade Marketing (ej Evolution, Sales HUB, Sales Mate) know-how sharing to support the service sales	*To improve the performance of the sales activities through the introduction of new tools.*	*January – December 2012*	*29*
‣ Customer Care - Operations guide lines	Performance Analysis and diagnosis, benchmarking. Start up support and go-to-market	*To optimize the response time to the customer in case of assistance needs.*	*January – December 2012*	*18*

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TIM Fiber - Projects 2012 Brazil (2/2)
----------------------------------------------------------------------- ----------------------------------- ---------- --------
               PROJECT                                                               BENEFIT                TIMING       PRICE
                                                                                                                       (k.EURO)
-------------------------- -------------------------------------------- ----------------------------------- ---------- --------
                           Service and Caring Model review: offers,       To optimize the introduction of the January --      29
[][]Service and Caring Model service configuration .Product, advertising, new services following the market   December
                                                                          and innovation requirements.         2012

TOTAL K.[]

163

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Intelig - Projects 2012 Brazil 1/2

PROJECT		BENEFIT	TIMING	PRICE (k.EURO)
Cloud Offer	Support in the understanding and design of an offer based on the Cloud paradigm. Telecom Italia will provide all the know-how and support needed to service creation and marketing personnel directly from its operations and line staff/management.	Know the overall strategy of Cloud Computing TI Portfolio including roadmap, organization. Determinate the best Cloud services portfolio for TIM Brazil/Intelig.	*January – December 2012*	*40*
Federative Clouding	Support the creation of a cloud federation with Telecom Italia giving an overall looking at the standardization, confidentiality, security, provisioning, contracts and legal responsibility for the virtual infrastructure.	Have an demo environment at fingertips to rapidly and deeply investigate on ICT products to launch on the market.	*January – December 2012*	*40*
Vertical ICT Portfolio	Support, on a consultancy basis, to determinate a Vertical ICT portfolio which will best fit the Brazilian market. Through an advanced competence and a complete portfolio, skilled experts will sustain the analysis of all the strategies to compete on the business.	Knowledge about the best in class ICT Vertical Services and related benchmark.	*January – December 2012*	*40*
Top Client Experience	In joint with Testimonials of Telecom Italia, the project will be provided in Italy for the Brasilian Top Client (and/or prospect) in order to update them on the most innovative solutions, give trust on the TI Group and stimulate the demand on ICT.	Positioning with its clients and in the market. Company images.	*January – December 2012*	*30*

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Intelig - Projects 2012 Brazil (2/2)

               PROJECT                                                        BENEFIT             TIMING       PRICE
                                                                                                             (k.EURO)
-------------------------- --------------------------- ----- --- ---- --------------------------- ---------- --------
                                                                       To increase revenues and   January --      15
[][]Roaming Partnership    [][]Strategies and models:    voice and data synergies to leverage on SA December
                              traffic                                             market             2012
                           [][]Alliances and partnership
-------------------------- --------------------------- ----- --- ---- --------------------------- ---------- --------
[][]E2E Intelig processes: [][]Know-how transfer                      To improve the processes in January --      34
   assurance, delivery                                                  terms of times and costs  December
                                                                                reduction.           2012

TOTAL K.[] 199

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IT - Projects 2010 Brazil (1/2)

PROJECT		BENEFIT	TIMING	PRICE (K.EURO)
Interconnection Billing	▸ *"SCTR"*, is the TI software dedicated to interconnection billing. It performs sizing, pricing, discounting and accounting of the traffic exchanged between interconnected telecommunication companies, both for fixed and obile networks. It has been in house developed and conceived to offer flexible solutions by using a technological platform aligned to the current market standards, in order to meet the growing interconnection needs. ▸ New and/or improved functions shall be developed and implemented by TI (evolution); ▸ TI will provide a Remote Support Group which will provide second level assistance to TIM Brasil and will be activated in case of s/w bugs, system crash, critical system performance problems, need of urgent changes in processing flow.	Corporate centralized solution to manage the Iterconnection Billing business. Support the traffic size growth and the assurance of Interconnection revenue. Align SCTR Platform to improve the performances and to manage the basic configuration in a user-friendly environment	*January – December 2012*	*745*
Revenue Assurance Package	▸ The RAP System is a Revenue Assurance enabling platform. It is designed with a "best of breed" approach in order to be efficient and robust and allow a "fast track" implementation of the monitoring requirements. ▸ It supports both the "classical RA Approach" (balancing and reject monitoring) and a more "transaction oriented" Revenue Assurance approach. ▸ TI shall provide a package review and new releases of RAP in the course of 2012, incorporating new functionalities (evolution) and the enhancements of the platform to take into account the new version of the operating system, DB and reporting tool ▸ TI will provide a Remote Support Group which will provide second level assistance to TIM Brasil and will be activated in case of s/w bugs, system crash, critical system performance problems, need of urgent changes in processing flow.	To answer Revenue Assurance and Billing areas demands through controls improvements in CDR process from mediation platform , pre paid, post paid, interconnection and co-billing systems. Better information accuracy and performance improvement in the KPI analysis, due to the development of detailed and user-friendly reports, with comprehensive statistics data from different periods.	*January – December 2012*	*1.040*

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IT - Projects 2012 Brazil (2/2)

             PROJECT                                                                           BENEFIT               TIMING
 PRICE

 (K.EURO)
 Security -  []Security is one of the most important issues to be faced by any IT    Provide Automatisation and
PCS Project  department in a telecommunications Company.                                         Control:
                                                                                    Manage user identities and
             []Tim Brasil and Telecom Italia, in order to comply the Sarbanes      entitlements , authentication,   January --
 803
             Oxley Act, shall deploy an Identity and Access Management system     authorization and accounting of
                                                                                                                    December
             that can efficiently support a Company cross functional process.     the user accessing the majority      2012
                                                                                     of Tim Brasil applications
            []Specifically, in its role as support group, TI shall package and    Trace the management activities
            support installation of the s/w kit, produce integration test plans,   of the user credentials (user id
            support integration tests and User Acceptance Tests, provide          and password) and entitlements
            training and all necessary documentation.                                            (SAP);
                                                                                  Trace the user accesses to the
                                                                                   applications 'PCS connected'.

TOTAL K.[] 2.588

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AREA Network - Projects 2012 Brazil (1/4)

TIM BRASIL

PROJECT	BENEFIT	TIMING	PRICE (K.EURO)
Access Network – Engineering	*Support to radio access engineering focused on RNC dimensioning (Huawei, Ericsson e Nokia).*	*January – December 2012*	***131***
Access Network - Testing	*Sharing of TI test plan for TIMBR network testing (PVV) and PVV execution.*	*January – December 2012*	***351***
Training	*Basic and Advanced 3G course; Basic LTE course; Guitar course*	*January – December 2012*	***50***
Microwave	*Testing new vendors and new features*	*January – December 2012*	***250***
Netep	*Sharing TI own technological scouting process and dimensioning tools for network evolution analysis.*	*January – December 2012*	***200***
TN CL4 Support	*CL4 Network evolution; User Plane Evolution; C4 Network evolution*	*January – December 2012*	***100***
CN Circuit Switched	*C5 Architecture Evolution*	*January – December 2012*	***100***

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AREA Network - Projects 2012 Brazil (2/4)
TIM BRASIL

PROJECT	BENEFIT	TIMING	PRICE (K.EURO)
CDN	*Mobile Content Delivery - Caching*	*January – December 2012*	***20***
Circuit Switched	*Software Evolution in Core Network*	*January – December 2012*	***50***
OSS Engineering and Planning Support	*Technical specialist support on:* *- OSS testing (Network Area)* *- Network & Element Manager requirement management and deployment* *- TEMIP vs Netcool Migration*	*January – December 2012*	***175***
IP Network Technical Support	*IP Network Testing Support new functionalities studies, design support & laboratory tests, including people training*	*January – December 2012*	***347***
TRANSPORT Support to Testing	*Transport Network Testing Support new functionalities studies & laboratory tests, including people training*	*January – December 2012*	***411***
TRANSPORT Support to Operation Maintenance	*Transport Network deployment support PQR, Procedures and optimization for network development, including on field checks* *Transport network O&M support O&M rules and procedures of transport network*	*January – December 2012*	***437***

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AREA Network - Projects 2012 Brazil (3/4)
TIM BRASIL

PROJECT	BENEFIT	TIMING	PRICE (K.EURO)
TRANSPORT NETWORK - Implementation best practices	*Workshop & knowledge sharing about: - External network physical BP construction; - Internal network transmission/transport rooms BP construction; - Internal network transmission installation BP; - Vendor Rating (from Implementation perspective).*	*January – December 2012*	***50***
Guitar 2G/3G - License Renewal	*Exploiting TI own radio planning tool. Includes Database Customization*	*January – December 2012*	***140***
Erato - License Renewal	*To optimize radio channels dimensioning process and increase efficiency*	*January – December 2012*	***30***
TGDS - 2011 License Fee	*Allowing operator to improve time to market in launching of new VAS through a multiservice platform (in tim Brasil network)*	*January – December 2012*	***155***
SANS License Fee	*Allowing operator to monitor the performance of services implemented on TGDS platform*	*January – December 2012*	***43***
Operation and Maintenance Support for TGDS	*O&M Support for SMART Platform (TGDS)*	*January – December 2012*	***224***
Operation and Maintenance Support for SANS	*Skilled Support for O&M Activity*	*January – December 2012*	***52***

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AREA Network - Projects 2012 Brazil (4/4)
TIM BRASIL

PROJECT	BENEFIT	TIMING	PRICE (K.EURO)
iNMS - Evolution Maintenance Services	*SW and Operation & Maintenance Support*	*January – December 2012*	***100***
VAS Evolution	*Customization for:* - *New Numbering Plan on Sao Paulo* - *Evoluzione TLLA a SIP* - *Upgrade HW*	*January – December 2012*	***120***

TOTAL TIM Brasil K. € 3.536

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AREA Network - Projects 2012 Brazil (1/1)
INTELIG

PROJECT	BENEFIT	TIMING	PRICE (K.EURO)
SHORT TERM PLAN	*Engineering support on MSAN, Aggregation layer, Service Model* *Testing: E2E PVV, Environmental PVV, and support on PQR* *Support to secondary network design criteria definition* *Support to definition of creation, provisioning and assurance processes* *OSS: Regman & NEXT introduction, case study* *Support to CPE selection*	*January – April 2012*	***771***
MID - LONG TERM PLAN	*Study of long term + green field solution+ definition of FTTB* *"Emission of a new RFI/RFQ for long term/green field+FTTB"* *Study of possible architecture per voice services , home connected & video / IPTV Broadcast solution.*	*January – December 2012*	***356***

TOTAL INTELIG K.€	**1.127**

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